UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
(Amendment No. 1)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X ] Preliminary Information Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[  ] Definitive Information Statement

AULTRA GOLD, INC.
(Name of Registrant As Specified in Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
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[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Copies to:
Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York  10018
Tel:  212-216-8085
Fax: 212-216-8001

AULTRA GOLD, INC.
2816 Upper Applegate Road
PO Box 1049
Jacksonville, OR 97530

Dear Shareholders:

We are writing to advise you that a  majority of the members of our Board of Directors and a majority of shareholders holding a majority of our outstanding voting capital stock have authorized the attached Amended and Restated Articles of Incorporation of Aultra Gold, Inc. (the “Company”) to amend the Company’s Articles of Incorporation to: (i)  increase the number of the Company’s authorized shares of capital stock from 150,000,000 shares to 510,000,000 of which 500,000,000 shares will be common stock par value $0.0001 per share (the “Common Stock”) and 10,000,000 shares will be preferred stock par value $0.0001 per share (the “Preferred Stock”) (“Authorized Stock Increase”); (ii) effectuate a reverse stock split of our issued and outstanding Common Stock by changing and reclassifying each ten (10) shares of our issued and outstanding Common Stock into one (1) fully paid and non-assessable share of Common Stock ( the “Reverse Split”); and (iii) authorize the Board of Directors to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof (“Blank Check Preferred Stock”).

These actions were approved by written consent on September 22, 2009 by our Board of Directors and a majority of our shareholders in accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes.  Our directors and majority of shareholders owning 64 % of our outstanding Common Stock, as of the record date of September 23, 2009, have approved this amendment after carefully considering it and concluding that approving the amendment was in the best interests of our Company and out shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders.   This Information Statement is first mailed to you on or about October 29, 2009 .

Please feel free to call us at (541) 899-8124 should you have any questions on the enclosed Information Statement.

For the Board of Directors of AULTRA GOLD, INC.

By:	/s/ Rauno Perttu
Rauno Perttu, President and Chief Executive Officer

AULTRA GOLD, INC.
2816 Upper Applegate Road
PO Box 1049
Jacksonville, OR 97530

INFORMATION STATEMENT REGARDING
ACTION TO BE TAKEN BY WRITTEN CONSENT OF
MAJORITY SHAREHOLDER
IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of Aultra Gold, Inc. (the “Company”) in connection with the proposed amendments to the Amended and Restated Articles of Incorporation of the Company to (i) increase the number of the Company’s authorized shares of Common Stock, par value $0.0001, from 150,000,000 to 510,000,000, of which 500,000,000 shares will be common stock, par value $0.0001 per share (the “Common Stock”) and 10,000,000 shares will Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) (“Authorized Stock Increase”); (ii) effectuate a reverse stock split of our issued and outstanding Common Stock by changing and reclassifying each ten (10) shares of our issued and outstanding Common Stock into one (1) fully paid and non-assessable shares of Common Stock (“Reverse Split”); and (iii) authorize the Board of Directors to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof (“Blank Check Preferred Stock”, and together with the Authorized Stock Increase and Reverse Split, the “Amendments”). These actions were approved on September 22, 2009 by our Board of Directors and majority shareholders.  This Information Statement has been prepared by our management.

"We," "us," "our," the “Registrant” and the "Company" refers to Aultra Gold, Inc., a Nevada corporation.  The amendments to the Company’s Amended and Restated Articles of Incorporation is sometimes referred to as the “Amendments”.

SUMMARY OF CORPORATE ACTIONS

On September 22, 2009, our Board of Director and the holder of a majority of the Company’s Common Stock approved the amendments to the Company’s Amended and Restated Articles of Incorporation which will authorize the Amendments.  The Amendments were approved by written consent of the shareholders holding approximately 64 % of our outstanding Common Stock (the “Majority Shareholders”). Pursuant to the Nevada Revised Statutes, the Amendments are required to be approved by a majority of our shareholders. This approval could be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our shareholders at a special shareholders' meeting convened for the specific purpose of approving the Amendments. The Company’s voting securities consist of Common Stock. Each share of Common Stock is entitled to one vote per share on any matter requiring shareholder vote.  In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the Majority Shareholders. The elimination of the need for a meeting of shareholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes, as may be amended, which provides that the written consent of the holders of a majority of the outstanding shares of voting capital stock, having no less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

As of September 23, 2009, there were 96,146,668 issued and outstanding shares of our Common Stock.

The date on which this Information Statement was first sent to shareholders is on or about September 23, 2009 (the “Mailing Date”).  Inasmuch as we will have provided this Information Statement to our shareholders of record as of the record date of September 15, 2009 (“Record Date”) no additional action will be undertaken pursuant to such written consent. Shareholders of record on the Record Date who did not consent to the Amendments are not entitled to dissenter's rights under Nevada law.

The Amendments will be effective twenty (20) days after this Information Statement is first mailed to our shareholders.  No further vote of our shareholders is required.

THE AMENDMENTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE CHARTER AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT THAT WILL OCCUR IF THE AMENDMENTS ARE COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THESE TRANSACTIONS.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 500,000,000

The Amendment authorizes the increase of the number of the Company’s authorized shares of Common Stock, par value $0.0001, from 150,000,000 to 500,000,000.  Our Board of Directors believes it is in the Company’s best interests and the best interests of our shareholders to increase the number of authorized shares of our Common Stock to allow for the issuance of shares of our Common Stock or other securities in connection with such potential issuances and such other purposes as our Board of Directors determines.

The increase in the authorized number of shares of our Common Stock will permit our Board of Directors to issue additional shares of our Common Stock without further approval of our shareholders, and our Board of Directors does not intend to seek shareholder approval prior to any issuance of the authorized capital stock unless shareholder approval is required by applicable law or stock market or exchange requirements.  Although from time to time we review various transactions that could result in the issuance of shares of our Common Stock, we have not reviewed any transaction to date.

We do not have in place provisions which may have an anti-takeover effect.  The increase in the authorized number of shares of our Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

The issuance of additional shares of our Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our Common Stock, and such issuance may not require shareholder approval.  It may also adversely affect the market price of our Common Stock.  However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our Common Stock may increase.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECTUATE A 1-FOR-10 REVERSE STOCK SPLIT

The Board of Directors has determined that it will be in the best interest of the shareholders to effectuate a reverse stock split of our issued and outstanding Common Stock by changing and reclassifying each ten (10) shares of our issued and outstanding Common Stock (“Old Shares”) into one (1) fully paid and non-assessable shares of Common Stock (“New Shares”) (“Reverse Stock Split”) for the purposes stated herein.

The Board of Directors believes that the low per-share market price of the Company’s Common Stock impairs the acceptability of the Common Stock to potential acquisition candidates, certain members of the investing public, including institutional investors, as well adversely affecting our ability to raise additional working capital. Because of the current low price of the Company’s Common Stock, the Company’s credibility as a viable business enterprise is negatively impacted. No assurance exists that any positive impact in these or other matters will result from the proposed action. Further, given the history of the Company to undertake such stock splits from time to time, there is no assurance that the Company will not continue to undertake such actions.

In addition, the Board believes that the Reverse Stock Split and anticipated increase per share price of our Common Stock should also enhance the acceptability and marketability of the Common Stock to the financial community and investing public.  Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock.  Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks.  Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks due to, among other reasons, the trading volatility often associated with lower-priced stocks.   Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.   It should be noted that the liquidity of our Common Stock may be adversely affected by the proposed Reverse Stock Split given the reduced number of shares that will be outstanding after the Reverse Stock Split.  The Board of Directors is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.  No assurance exists that the opinions of the Company will prove correct.

The Reverse Stock Split will also have the effect of increasing the number of shares of Common Stock available to us for future issuances as split will not change the number of authorized shares of our Common Stock which will remain at 500,000,000 shares. On September 23, there were 96,146,668 shares of Common Stock issued and outstanding.

For these reasons the Board of Directors has chosen to adopt and recommend the Reverse Stock Split. While the Company has previously announced its proposed reorganization with Dutch Gold Resources, Inc. (“Dutch Gold”), the Company is not, however, a party to any binding agreement, acquisition agreement or agreement to raise additional working capital, nor can there be any assurance that a definitive agreement with Dutch Gold will be consummated or if consummated that it will be done on terms that are favorable to the Company.  Moreover, the Company can give no assurance that the Reverse Split will have a long-term positive effect on the market price of the Common Stock or increase the Company’s abilities to enter into financing arrangements in the future.

The Reverse Split will affect all of the holders of our Common Stock uniformly.  Any fractional shares existing as a result of the Reverse Split shall be rounded to the next higher whole number to those shareholders who are entitled to receive them as a consequence of the Reverse Split. On the effective date of the Reverse Stock Split, each shareholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding Common Stock as the shareholder held prior to the Effective Date. The Reverse Stock Split will increase the number of shareholders who own odd-lots. An odd-lot is fewer than 100 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The Reverse Stock Split will not affect the par value of the Common Stock. As a result, on the Split Effective Date, the stated capital on the Company’s balance sheet attributable to Common Stock will be reduced in proportion with the Reverse Stock Split and additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total shareholders' equity. All share and per share information will be retroactively adjusted following the Split Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

The availability of additional authorized shares will also allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the shareholders or the time delay involved in obtaining shareholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include meeting requirements for capital expenditures or working capital or, depending on the market conditions, effecting future acquisitions of other businesses through the issuance of shares of our Common Stock or securities convertible into shares of our Common Stock.

Anti-Takeover Effects of the Reverse Stock Split

Because the Reverse Stock Split results in a decreased number of issued and outstanding shares of the Company’s Common Stock, it may be construed as having an anti-takeover effect. Although the Reverse Stock Split is not being undertaken by the Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Company’s Articles of Incorporation would not receive the requisite vote. Such uses of the Company’s Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transactions were opposed by the Board of Directors. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Stock Split could be that shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our Common Stock, if the same was so offered by a party attempting a hostile takeover of our company. We are not aware of any party's interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

Summary of the Reverse Stock Split

The Reverse Stock Split will have the following effects upon the Common Stock:

1. The number of shares owned by each holder of Common Stock will be reduced ten fold;

2. The number of shares of Common Stock which will be issued and outstanding after the Reverse Stock Split will be reduced from shares of our Common Stock to approximately 9,614,667 shares, subject to rounding.

3. The per share loss and net book value of the Common Stock will be increased because there will be a lesser number of shares of our Common Stock outstanding;

4. The par value of the Common Stock will remain $0.0001per share;

5. The stated capital on the Company’s balance sheet attributable to the Common Stock will be decreased ten (10) times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and

6. All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise thereof, ten (10) times fewer of the number of shares of Common Stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Stock Split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the Reverse Stock Split.

Because the market price of the Common Stock is also based on factors which may be unrelated to the number of shares outstanding, including our performance, general economic and market conditions and other factors, many of which are beyond our control, the market price per new share of the New Shares may not rise or remain constant in proportion to the reduction in the number of Old Shares outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. In the future, the market price of Common Stock following the Reverse Stock Split may not equal or exceed the market price prior to the Reverse Stock Split. In many cases, the total market capitalization of a company following a Reverse Stock Split is lower than the total market capitalization before the Reverse Stock Split.

Effects of Reverse Stock Split

Following the Reverse Stock Split, our capital structure will be as follows:

  (i)   9,614,667 shares of Common Stock, $0.0001 par value per share, outstanding;

  (ii) 490,385,333 shares of Common Stock reserved for issuance (assuming that there are 500,000,000 shares of common stock authorized); and

  (iii)  10,000,000 shares of Preferred Stock reserved for issuance.

There are currently no proposals or arrangements, written or otherwise, to issue additional shares of our Common Stock at this time. However, should we issue additional shares of stock in the future, this could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECTUATE THE CREATION OF BLANK CHECK PREFERRED STOCK

The Board of Directors believes that it is prudent to have a class of 10,000,000 shares Preferred Stock for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. The Company currently has no arrangements or understandings for the issuance of shares of preferred stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the shareholders to designate the rights to be associated with the issuance of additional shares of Common Stock in the future, and to issue shares from the authorized shares, the Board of Directors generally will not seek further authorization by vote of the shareholders, unless such authorization is otherwise required by law or regulations.

Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of preferred stock in series and, by filing a Preferred Stock Designation, to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The designation of the series, which may be by distinguishing number, letter or title;

(ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv) Dates on which dividends, if any, shall be payable

(v) The redemption rights and price or prices, if any, for shares of the series;

(vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) The amounts payable on and the preference, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix) Restrictions on the issuance of shares of the same series or of any other class or series;

(x) The voting rights, if any, of the holders of shares of the series.

(xi) The restrictions and conditions, if any, upon the issuance or reissuance of any Additional preferred stock ranking or a part with or prior to such shares as to dividends or upon distribution; and

(xii) Any other preferences, limitations or relative rights of shares of such class or series consistent with this Article Sixth, the general corporation law of the State of Nevada, and applicable law.

The Common Stock shall be subject to the express terms of the preferred stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in the Amended and Restated Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the shareholders.

Effects of Blank Check Preferred Stock

The issuance of Blank Check Preferred Stock may have a dilutive effect on holders of shares of our Common Stock since the blank check preferred stock may convert into shares of our Common Stock. For example, in a liquidation, the holders of the preferred stock may be entitled to receive a certain amount per share of preferred stock before the holders of the common stock receive any distribution.  In addition, the holders of preferred stock may be entitled to a certain number of votes per share of preferred stock and such votes may dilute the voting rights of the holders of Common Stock when the Company seeks to take corporate action.  Furthermore, preferred stock may be issued with certain preferences over the holders of common stock with respect to dividends or the power to approve the declaration of a dividend.  These are only examples of how shares of preferred stock, if issued, may dilute the interests of the holders of common stock.  The Company has no present intention to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.  Furthermore, additional issuances of common stock could also have a dilutive effect on holders of shares of our Common Stock.

This new class of Preferred Stock could have an anti-takeover effect. The issuance of preferred stock may discourage, delay or prevent a takeover of the Company.  When, in the judgment of the Board of Directors, this action will be in the best interest of the shareholders and the Company, such shares may be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. The ability of the Company to issue such shares of preferred stock may, under certain circumstances, make it more difficult for a third party to gain control of the Company (e.g., by means of a tender offer), prevent or substantially delay such a change of control, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock. Such shares also could be privately sold to purchasers favorable to the Board of Directors in opposing such action.  In addition, the Board of Directors may authorize holders of a series of common or preferred stock to vote either separately as a class or with the holders of the Company's Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.  The existence of the additional authorized shares may have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares also may be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the shareholders of the Company. The issuance of new shares also may be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares held by individuals seeking to control the Company by obtaining a certain number of seats on the Board of Directors.

The creation of the preferred stock may afford the Company greater flexibility in seeking capital and potential acquisition targets.  The Company's Articles of Incorporation currently only permits the Company to issue shares of Common Stock. This, the Company believes, has limited the Company's flexibility in seeking additional working capital. The Board of Directors has recommended that the Articles of Incorporation be amended to authorize one or more series of blank check preferred stock and to allow the Board of Directors of the Company the widest possible flexibility in setting the terms of preferred stock that may be issued in the future. The Company will, therefore, be afforded the greatest flexibility possible in seeking additional financing, as the Board of Directors deems appropriate in the exercise of its reasonable business judgment. The Company currently has no commitments or plans for the issuance of any shares of preferred stock.

While the amendment may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the creation of one or more series of preferred stock outweighs any disadvantages. To the extent that the creation of one or more series of preferred stock may have anti-takeover effects, it may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders' interests.

ACTIONS BY THE BOARD OF DIRECTORS
AND
CONSENTING SHAREHOLDERS

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the Majority Shareholders.

AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

On September 22, 2009, our Board of Directors, believing it to be in the best interests of the Company and its shareholders approved, and recommended that the shareholders of the Company approve the Amendments.  The Amendments are reflected in the Form of Amendment to the Amended and Restated Articles of Incorporation, which is attached hereto as Exhibit A, and incorporated herein by reference.

Authorization of Increase in Number of Common Stock

On September 22, 2009, our Board of Directors adopted a resolution declaring it advisable to amend our Articles of Incorporation to effect the Authorized Share Increase.  Our Board of Directors further directed that the Amended and Restated Articles of Incorporation be submitted for consideration by our shareholders. By written consent dated as of September 22, 2009, of the Board of Directors and the Majority Shareholders approved and adopted resolutions to amend the Company’s Articles of Incorporation to reflect the Authorized Share Increase.

Authorization of Reverse Stock Split

On September 22, 2009, our Board of Directors adopted a resolution declaring it advisable to amend our Articles of Incorporation to effect a Reverse Split. Our Board of Directors further directed that the Amended and Restated Articles of Incorporation be submitted for consideration by our shareholders. By written consent dated as of September 22, 2009, of the Board of Directors and the Majority Shareholders approved and adopted resolutions to amend the Company’s Articles of Incorporation to approve the Reverse Split.

Authorization of Class of Blank Check Preferred Stock

On September 22, 2009, our Board of Directors adopted a resolution declaring it advisable to amend our Articles of Incorporation to create a series of Blank Check Preferred Stock. Our Board of Directors further directed that the Amended and Restated Articles of Incorporation be submitted for consideration by our shareholders. By written consent dated as of September 22, 2009, of the Board of Directors and the Majority Shareholders approved and adopted resolutions to amend the Company’s Articles of Incorporation to approve the creation of Blank Check Preferred Stock.

Effective Time of the Amendments

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the creation of the Amendments with the Secretary of State of Nevada. The Amendments to our Articles of Incorporation will become effective at the close of business on the date the Amended and Restated Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders. A copy of the Amended and Restated Articles of Incorporation is attached to this Information Statement as Appendix A. The text of the Amended and Restated Articles of Incorporation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Amendments.

No Appraisal Rights for the Amendments

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendments and the Company will not independently provide shareholders with any such right.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares.  The Company's Articles of Incorporation authorizes the issuance of 500,000,000 shares of Common Stock, $.0001 par value per share, of which 96,146,668 shares were outstanding on September 22, 2009.  All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights.  Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders.  Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other.  Holders of Common Stock have no cumulative voting rights.  Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Transfer Agent.  Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed.  No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws.  The Company’s transfer agent for its Common Stock is Continental Stock Transfer & Trust, 17 Battery Place, 8th Floor, New York, New York 10004 (212) 509-4000.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following  table sets forth certain information, as of September 16, 2009 with respect to any person  (including  any "group", as that term is used in Section 13(d)(3) of the Securities Exchange  Act of 1934, as amended (the  "Exchange Act") who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities,  and as to those shares of the Company's equity securities beneficially owned by each its directors, the executive officers of the Company and all of its directors and executive officers of the Company and all of its directors and executive officers as a group.  Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed, with the Securities and Exchange commission (the "Commission") pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to the Company's Common Stock.

The table also shows the number of shares beneficially owned as of September 16, 2009 by each of the individual directors and executive officers and by all directors and executive officers as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Rauno Perttu (2)	35,100,000(5)	36.51%
John Yee	-0-	0.00%
Richard Crofts (2)	100,000	0.152%
Strategic Minerals Inc. (3)	20,000,000(5)	20.80%
Aultra Gold Capital Inc. (3)	9,325,000	9.70%
All officers and directors as a group (3 persons)	55,200,000(5)	57.41%

(1)
Applicable percentage ownership is based on 96,146,668 shares of common stock outstanding as of September 16, 2009, together with securities exercisable or convertible into shares of common stock within 60 days of September 16, 2009 for each stockholder Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 30, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The address for these directors is 2816 Upper Applegate Road, Jacksonville Oregon 97530.
(3)	The address for this beneficial shareholder is 2816 Upper Applegate Road, Jacksonville Oregon 97530
(4)	The address for this beneficial shareholder is c/o Hallmark Bank & Trust Ltd., PO Box 656, Tropicana Plaza, Providenciales, Turks & Caicos Islands, British West Indies.
(5)	The shares listed for Strategic Minerals Inc are beneficially owned by Rauno Perttu

ANNUAL AND QUARTERLY REPORTS; INCORPORATION BY REFERENCE AND WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is required to file annual, quarterly and special reports, and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document The Company filed at the SEC's public reference rooms at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at (202) 942-8088 for more information on the operation of the public reference rooms. Copies of The Company’s SEC filings are also available to the public from the SEC's web site at www.sec.gov.

The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by The Company with the Securities and Exchange Commission (SEC File Number 0001368055 ) and contain important information about The Company and its finances, are incorporated into this Information Statement:

• Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 was filed with the Commission on March 31, 2009.

• Our Quarterly Reports on Form 10-Q filed for the quarters ending March 31, 2009 and June 30, 2009 were filed on May 15, 2009 and August 13, 2009, respectively.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The Annual Report incorporated by reference into this Information Statement is being delivered to our stockholders along with this Information Statement.

AULTRA GOLD, INC.
Date: October 29, 2009
	By:	/s/ Rauno Perttu
Rauno Perttu, President and Chief Executive Officer

APPENDIX A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
AULTRA GOLD, INC.
a Nevada Corporation

PURSUANT TO SECTIONS 78.380 AND 78.390 OF THE NEVADA
REVISED STATUTES

Aultra Gold, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), hereby certifies as follows:

1.           The name of the Corporation is Aultra Gold, Inc. and the original Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on January 26, 2005.

2.           These Amended Articles of Incorporation, which amend the provisions of the Articles of Incorporation, as heretofore amended, have been duly adopted by the Board of Directors of the Corporation and by action by written consent of the stockholders of the Corporation in lieu of a meeting, in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes (“N.R.S.”) and, upon filing with the Secretary of State of the State of Nevada in accordance with Section 78.320 of the N.R.S., shall thenceforth supersede the original Articles of Incorporation, as heretofore amended, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Amended and Restated Articles of Incorporation of the Corporation.

3.           The text of the Articles of Incorporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation (hereinafter referred to as the ("Corporation") is:

" Aultra Gold, Inc."

ARTICLE II

The address of the Corporation's registered office in the State of Nevada is 7150 Dutch Flat Road, Winnemucca, Nevada 89445.

ARTICLE III

(a)           Authorized Capital Stock.

(i)           The total number of shares of stock that the Corporation shall have authority to issue is 510,000,000, consisting of (i) 500,000,000 shares of Common Stock, par value $0.0001 per share ("Common Stock") and (ii) 10,000,000 shares of Preferred Stock, par value $0.0001 per share ("Preferred Stock").

(b)           Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes (“N.R.S.”) (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i)           The designation of the series, which may be by distinguishing number, letter or title;

(ii)          The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)         The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)         Dates on which dividends, if any, shall be payable;

(v)          The redemption rights and price or prices, if any, for shares of the series;

(vi)         The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)        The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii)       Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)         Restrictions on the issuance of shares of the same series or of any other class or series;

(x)          The voting rights, if any, of the holders of shares of the series.

(xi)         The restrictions and conditions, if any, upon the issuance or reissuance of any Additional preferred stock ranking or a part with or prior to such shares as to dividends or upon distribution; and

(xii)        Any other preferences, limitations or relative rights of shares of such class or series consistent with this Article Sixth, the general corporation law of the State of Nevada, and applicable law.

(c)           Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

ARTICLE IV

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a)           The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b)           Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

(c)           Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d)           Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e)           Provisions that permit the Corporation to redeem or exchange such rights.

(f)           The appointment of a rights agent with respect to such rights.

ARTICLE V

(a)           Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in these Amended Articles of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

(b)           Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VII

(a)           Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b)           The Corporation may, by action of the Board of Directors or through the adoption of By-laws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by these Amended Articles of Incorporation or otherwise by the Corporation.

(c)           The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise.

(d)           Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VII.

(e)   Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of these Amended Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

(a)           The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b)           Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of these Amended Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent  provision,  including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

Except as may be expressly provided in these Amended Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX; provided, however, that any amendment or repeal of Article VII or Article VIII of these Amended Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.